UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 502-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, the Board of Directors of GTSI Corp. (“GTSI”) increased the number of Class 1 directors on GTSI’s Board of Directors (the “Board”) from three to four and elected Linwood A. Lacy, Jr. as the new Class 1 director. The term of GTSI’s Class 1 directors, including Mr. Lacy’s term, expires at the annual meeting of GTSI’s stockholders to be held in 2010. The Board did not appoint Mr. Lacy to any Board committee and the Board does not have any current intent to do so. As he requested, Mr. Lacy will not receive any compensation from GTSI for serving as a GTSI director during his current term.  Mr. Lacy has been a private investor for more than the past five years.  Mr. Lacy, who is 63 years of age, is the lead director of Netgear, Inc., a designer, developer and marketer of technologically advanced, branded networking products. Mr. Lacy owns approximately 13.8% of GTSI’s outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By: /s/ Peter Whitfield
      Peter Whitfield
      Chief Financial Officer

Date: November 9, 2009